UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 30, 2004

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.   ACQUISITION OR DISPOSITION OF ASSETS

On July 30, 2004, pursuant to the terms and conditions of the Asset Purchase and Sale Agreement (the “Agreement”) dated as of July 1, 2004, MarkWest Energy Partners, L.P. (the “Partnership”), a consolidated subsidiary of MarkWest Hydrocarbon, Inc. (“MarkWest Hydrocarbon”), completed the acquisition of American Central Eastern Texas Gas Company, Limited Partnership’s (“American Central Eastern Texas” or the “Seller”) Carthage gathering system and gas processing assets located in East Texas for approximately $240 million, including direct transaction costs and subject to certain post-closing adjustments.  The purchase price was determined through arm’s-length negotiations between the Partnership and American Central Eastern Texas.

The assets include the Carthage gathering system located in the East Texas county of Panola.  Substantially all of the Carthage gathering system has been constructed in the last 10 years and offers both low- and high-pressure service to producers in the Carthage Field, gathering gas from the Cotton Valley, Pettit and Travis Peak formations.  The acquired assets include 185 miles of existing natural gas gathering system pipelines connected to 1,730 wells with approximately 78 miles of additional pipeline under construction.  The natural gas gathering system includes 14 centralized compressor stations with a throughput capacity of 350 MMcf/d.  Average throughput volume for August 2004 was 245 MMcf/d.

The purchase price of approximately $240 million was financed through borrowings under the Partnership line of credit and a private placement of approximately 1.3 million of our common units, at $34.50 per unit, which netted us approximately $45.1 million after transaction costs and the general partner contribution.  The Partnership credit facility, which is administered by Royal Bank of Canada, was amended and restated concurrently with the closing of the acquisition to increase availability under the revolving credit facility from $140.0 million to $265.0 million and to add a term loan facility of $50.0 million, for an aggregate borrowing of $315.0 million.  Upon completion of the American Central Eastern Texas acquisition, outstanding borrowings under the Partnership’s new credit facility was $287.0 million.  All of the Partnership’s assets are pledged to the new credit facility lenders to secure the repayment of the outstanding borrowings under the credit facility.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

Following are the audited financial statements of American Central Eastern Texas Gas Company, Limited Partnership for the three years in the period ended December 31, 2003.

Report of Independent Registered Public Accounting Firm

Management Committee

American Central Eastern Texas Gas

Company, Limited Partnership

Tulsa, Oklahoma

We have audited the accompanying consolidated balance sheets of AMERICAN CENTRAL EASTERN TEXAS GAS COMPANY, LIMITED PARTNERSHIP as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in partners’ equity, and cash flows for each of the three years in the period ended December 31, 2003.  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMERICAN CENTRAL EASTERN TEXAS GAS COMPANY, LIMITED PARTNERSHIP as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Tulsa, Oklahoma
March 2, 2004

American Central Eastern Texas Gas Company, Limited Partnership

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002

Assets
Current Assets
Cash	$2,113,833	$1,310,753
Accounts receivable - trade	6,918,027	5,480,104
Other current assets	168,108	171,042
Total current assets	9,199,968	6,961,899
Property and Equipment, At Cost
Gas systems	61,998,149	55,543,778
Furniture and fixtures	348,235	399,672
Construction in progress	770,784	5,067,970
	63,117,168	61,011,420
Less accumulated depreciation	12,230,534	9,347,780
	50,886,634	51,663,640

Other Assets	500,000	—
	$60,586,602	$58,625,539

Liabilities and Partners’ Equity
Current Liabilities
Accounts payable and accrued expenses	$7,193,830	$4,486,154
Accounts payable to general partner	593,891	364,420
Total current liabilities	7,787,721	4,850,574

Long-term Debt	827,950	—

Partners’ Equity	51,970,931	53,774,965
	$60,586,602	$58,625,539

The accompanying notes are an integral part of these financial statements.

American Central Eastern Texas Gas Company, Limited Partnership

Consolidated Statements of Income

Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

Revenues
Gas sales and gathering	$16,737,939	$15,914,855	$14,099,247
Plant liquid sales	16,550,249	11,683,003	15,046,023
	33,288,188	27,597,858	29,145,270
Cost of Gas and Liquid Sales	12,357,605	7,898,335	12,720,379
Gross Profit	20,930,583	19,699,523	16,424,891
Operating Expenses
Cost of field operations	5,094,803	4,792,299	4,861,392
Depreciation	2,942,155	2,746,615	2,166,359
General and administrative	121,371	1,217,576	895,466
Management fee to general partner, net of amount capitalized	1,816,296	1,816,296	1,861,176
	9,974,625	10,572,786	9,784,393
Income from Operations	10,955,958	9,126,737	6,640,498
Other Income (Expense)
Interest income	11,667	12,836	189,773
Interest income from general partner	—	76,293	679,497
Litigation settlement	—	344,632	8,600,000
Legal expenses related to litigation settlement	—	—	(2,150,000)
Net revenue interest payable	—	—	(1,500,000)
Loss on sale of asset	(227,117)	—	—
Other expense	(44,542)	(140,146)	—
	(259,992)	293,615	5,819,270
Net Income	$10,695,966	$9,420,352	$12,459,768

Net Income Per Partnership Unit	$9,867	$8,690	$12,460

The accompanying notes are an integral part of these financial statements.

American Central Eastern Texas Gas Company, Limited Partnership

Consolidated Statements of Changes in Partners’ Equity

Years Ended December 31, 2003, 2002 and 2001

Partners’ Equity, December 31, 2000	$46,684,796
Conversion of net revenue interest payable to additional partnership units	18,900,000
Net income	12,459,768
Distributions to partners	(20,706,601)
Partners’ Equity, December 31, 2001	57,337,963
Net income	9,420,352
Distributions to partners	(12,983,350)
Partners’ Equity, December 31, 2002	53,774,965
Net income	10,695,966
Distributions to partners	(12,500,000)
Partners’ Equity, December 31, 2003	$51,970,931

The accompanying notes are an integral part of these financial statements.

American Central Eastern Texas Gas Company, Limited Partnership

Consolidated Statements of Cash Flows

Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

Operating Activities
Net income	$10,695,966	$9,420,352	$12,459,768
Items not requiring cash
Depreciation	2,942,155	2,746,615	2,166,359
Loss on asset exchange	227,117	—	—
Changes in
Accounts and accrued interest receivable – trade and related parties	(1,437,923)	(1,058,642)	3,544,955
Other assets	(523,068)	180,584	145,863
Accounts payable and accrued expenses – trade and related parties	3,402,085	1,940,921	(4,166,566)
Net revenue interest payable	—	—	1,500,000
Net cash provided by operating activities	15,306,332	13,229,830	15,650,379
Investing Activities
Principal payment received on note receivable	—	6,158,349	8,583,231
Purchase of property and equipment	(3,117,124)	(5,427,213)	(11,912,515)
Net change in short-term certificates of deposit	—	—	1,597,878
Proceeds from sale of assets	285,920	—	—
Net cash provided by (used in) investing activities	(2,831,204)	731,136	(1,731,406)
Financing Activities
Proceeds from long-term debt	2,015,000	—	—
Principal payments on long-term debt	(1,187,048)	—	—
Distributions to partners	(12,500,000)	(12,983,350)	(20,706,601)
Net cash used in financing activities	(11,672,048)	(12,983,350)	(20,706,601)

Increase (Decrease) in Cash and Cash Equivalents	803,080	977,616	(6,787,628)

Cash and Cash Equivalents, Beginning of Year	1,310,753	333,137	7,120,765
Cash and Cash Equivalents, End of Year	$2,113,833	$1,310,753	$333,137

Supplemental Cash Flows Information
Purchases of property and equipment in accounts payable	$64,933	$529,872	$294,159
Conversion of net revenue interest payable to limited partnership units	$—	$—	$18,900,000

The accompanying notes are an integral part of these financial statements.

American Central Eastern Texas Gas Company, Limited Partnership

Notes to Consolidated Financial Statements

December 31, 2003, 2002 and 2001

Note 1:  Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

American Central Eastern Texas Gas Company, Limited Partnership’s (the “Partnership”) revenues are predominantly earned from gathering and processing natural gas and processing natural gas and marketing (selling) extracted liquefied petroleum products. The Partnership’s operations are located in eastern Texas. The Partnership extends unsecured credit to its customers, which are primarily comprised of several publicly traded national and international oil, gas and energy companies.

The Partnership was formed under a partnership agreement effective December 1, 1997, between American Central Gas Technologies, Inc. (ACGT, formerly American Central Gas Companies, Inc.), MCNIC East Texas Pipeline and Processing Company (MCNIC), ACGC Holdings, Inc. (ACGC Holdings), and MCNIC East Texas Gathering Company Holdings, Inc. (MTGC).  In exchange for a contribution of primarily property and equipment, ACGT and ACGC Holdings received 600 partnership units.  MCNIC and MTGC made a cash contribution in exchange for 400 partnership units.  In December 2001, MTGC was issued an additional 84 partnership units as payment of the Partnership’s net revenue interest payable obligation to MTGC, increasing MCNIC and MTGC partnership units to 484.  The agreement further stipulates that there are to be two general partners and two limited partners.  ACGT and MCNIC are the general partners, each owning one ownership unit.  ACGT is the managing general partner.  At December 31, 2003 and 2002, ACGC Holdings and MTGC are the limited partners owning 599 and 483 partnership units, respectively.  The term for the existence of the partnership is through December 31, 2038, or until earlier termination in accordance with certain provisions of the partnership agreement.

The partnership agreement between ACGT, MCNIC, ACGC Holdings and MTGC (the Partners) provides for special allocations of the Partnership’s net income or loss and the payment of cash distributions, which differ from each partner’s percentage ownership of the Partnership.  In addition, ACGT, as managing general partner, may require that additional capital be contributed by the Partners under certain conditions.

In January 2004, ACGT purchased both MCNIC’s and MTGC’s interest in the Partnership and, as a result, owns 100% of the Partnership (See Note 8).

Principles of Consolidation

The consolidated financial statements include the accounts of the Partnership and its wholly owned subsidiary, American Central Gas Gathering Company, LLC.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Partnership considers all liquid investments with original maturities of three months or less to be cash equivalents.  At December 31, 2003 and 2002, the Partnership had no cash equivalents.  At December 31, 2001, cash equivalents consisted primarily of money market accounts with brokers and certificates of deposit.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest. The Partnership provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice.  Accounts that are unpaid after the due date bear interest at 1% per month.  Accounts past due more than 120 days are considered delinquent. Interest continues to accrue on delinquent accounts until the account is past due more than one year, at which time interest accrual ceases and does not resume until the account is no longer classified as delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Property and Equipment

The Partnership provides for depreciation using the straight-line method over the estimated useful lives of the assets, which are as follows:

Years
Gas systems	20
Furniture and fixtures	5

Fair Value of Financial Instruments

The carrying amount of the Partnership’s financial instruments is a reasonable estimate of fair value.

Income Taxes

The Partnership is not directly subject to income taxes under the provisions of the Internal Revenue Code and applicable state laws.  Therefore, taxable income or loss is reported to the individual partners for inclusion in their respective tax returns and no provision for federal and state income taxes has been included in the accompanying financial statements.

Revenue Recognition

The Partnership recognizes revenues based upon contractual terms and the related volumes delivered through the month and year-end.

Other Assets

Other assets consist of loan fees paid to establish a new credit facility and will be amortized over the life of the new facility (See Note 2).

Note 2:  Long-Term Debt

Long-term debt consists of an unsecured note payable to a bank for $827,950 due March 2008.  The note is payable $37,399 monthly, including interest at 4.25%.  This debt was paid off with a new credit facility in January 2004.

In January 2004, the Partnership entered into a new credit facility with an initial draw of $46,700,000 (see Note 9).  Interest only payments will be made monthly until the due date of the note when the principal balance will be paid in full.  The note is secured by substantially all assets of the Partnership and guaranteed by ACGT.  The note is due January 2007 and, as a result, all long-term debt at December 31, 2003, is classified as long-term with no current maturities.

Note 3:  Operating Leases

Noncancellable operating leases for equipment, automobiles and land expire in various years through 2008.  Rent expense for the noncancellable leases and other operating leases in 2003, 2002 and 2001 was $1,014,585, $1,244,048, and $1,408,128, respectively.

Future minimum lease payments on the noncancellable operating leases at December 31, 2003, were:

2004	$883,636
2005	628,852
2006	47,093
2007	20,750
2008	2,750
$1,583,081

Note 4:  Related Party Transactions

The Partnership enters into various transactions with ACGT and certain affiliated companies.  The Partnership pays a management fee to ACGT for services rendered as the managing general partner of the Partnership. The Partnership paid ACGT management fees of approximately $2,017,000 for both 2003 and 2002, and approximately $2,062,000 during 2001.  Management fees of approximately $201,000 were capitalized in property and equipment for each of the three years.  No management fees were payable to ACGT at December 31, 2003 or 2001.  Included in accounts payable at December 31, 2002, was $336,151 payable to ACGT for management fees.  Under the terms of the management agreement, amounts paid relating to management fees may be adjusted on a quarterly basis, and the Partnership will continue to pay the management fees for the life of the Partnership.  Additionally, the Partnership reimburses ACGT for all direct operating expenses incurred by ACGT on behalf of the Partnership, of which $593,891, $28,269 and $364,242 was payable at December 31, 2003, 2002, and 2001, respectively.

Note 5:  Litigation Settlement

In March 2001, the Partnership entered into a settlement and release agreement with two of the three defendant parties to release them from all claims and litigation arising from the monopolizing of a trade area.  As a result of this agreement, the Partnership received $8,600,000.  The Partnership has an agreement with the law firm that represented them in the litigation requiring a 25% retainer of proceeds from the settlement.  In March 2001, the Partnership paid the 25% or $2,150,000 to the law firm for this retainer.  The Partnership engaged in settlement discussions with the third defendant of the monopoly finding, and the initial arbitrator’s ruling was appealed.  In January 2004, the United Sates Court of Appeals affirmed the arbitrator’s ruling.

During 2002, the Partnership received $344,632 in additional awards relating to a binding arbitration agreement that was reached in August 2000 between the Partnership and a natural gas processor.

Note 6:  Earnings Per Partnership Unit

Earnings per partnership unit is computed based on the weighted average number of units outstanding during each year.  Earnings per unit is computed as follows:

	2003	2002	2001
Net income	$10,695,966	$9,420,352	$12,459,768
Average partnership units outstanding	1,084	1,084	1,000
Earnings per partnership unit	$9,867	$8,690	$12,460

Note 7:  Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

General Litigation

The Partnership is subject to claims and lawsuits that arise primarily in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have material adverse effect on the consolidated financial position of the Partnership.

Major Customers

For the year ended December 31, 2003, three of the Partnership’s customers individually comprised approximately 50%, 14%, and 16%, respectively, of gross revenues.  Three customers individually comprised approximately 42%, 19%, and 16%, respectively, of the Partnership’s gross revenues for the year ended December 31, 2002.  Two customers individually comprised approximately 70% and 11%, respectively, of the Partnership’s gross revenues for the year ended December 31, 2001.  At December 31, 2003, one customer comprised approximately 52% of total accounts receivable.  At December 31, 2002, one customer comprised approximately 45% of total accounts receivable.  At December 31, 2001, two customers individually comprised approximately 33% and 20%, respectively, of total accounts receivable.

Cash Deposits

The Partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

Note 8:  Net Revenue Interest Payable

MCNIC and MTGC had a net revenue interest (NRI) in the gross revenues of the Partnership as a result of special provisions included in the partnership agreement.  Under the terms set forth in the agreement, the NRI was allocated to MCNIC and MTGC.  The NRI allocation period was defined as the time from December 1, 1997 through December 31, 2001.  Allocated amounts are specifically defined in the partnership agreement, and these amounts were accruing monthly as a liability of the Partnership.  In December 2001, the managing general partner (ACGT), as provided for in the partnership, elected to pay off the NRI liability by issuing additional units of ownership in the Partnership which resulted in MTGC receiving an additional 84 partnership units.

Note 9:  Subsequent Event

In January 2004, the Partnership entered into a credit facility for $75,000,000.  The initial borrowing base was $50,000,000 and $46,700,000 was the initial draw on the new facility.  The purpose of the borrowing was to purchase all the Partnership interests of MCNIC and MTGC and pay off existing debt of the Partnership and ACGT (See Notes 1 and 2).

Interest rates vary depending on a pricing grid that changes based on a ratio of debt-to-defined earnings and LIBOR.  The initial rate was 4.125%.

A summary of the initial borrowing and use of proceeds is:

Initial borrowing	$46,700,000

Purchase MCNIC and MTGC partnership interests	$26,416,515

Distribution to ACGT to pay off existing debt of ACGT	18,721,442

Pay off existing debt of the Partnership	794,350

Fees associated with the credit arrangement	757,740
$46,690,047

Report of Independent Registered Public Accounting Firm

Management Committee

American Central Eastern Texas

Gas Company, Limited Partnership

Tulsa, Oklahoma

We have reviewed the accompanying consolidated balance sheet of AMERICAN CENTRAL EASTERN TEXAS GAS COMPANY, LIMITED PARTNERSHIP (the Partnership) as of June 30, 2004, and the related consolidated statements of income and cash flows for the six-month periods ended June 30, 2004 and 2003, and changes in partners’ equity for the six-month period ended June 30, 2004.  These interim financial statements are the responsibility of the Partnership’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Tulsa, Oklahoma
July 23, 2004

American Central Eastern Texas Gas Company,

Limited Partnership

Consolidated Balance Sheet

June 30, 2004

(Unaudited) June 30, 2004

Assets

Current Assets
Cash	$9,054,889
Accounts receivable - trade	6,312,710
Other current assets	91,451
Total current assets	15,459,050

Property and Equipment, at Cost
Gas systems	61,934,136
Furniture and fixtures	348,235
Construction in progress	9,374,506
71,656,877
Less accumulated depreciation	13,542,487
58,114,390

Other Assets	416,667

$73,990,107

Liabilities and Partners’ Equity

Current Liabilities
Accounts payable and accrued expenses	$5,403,329
Accounts payable to general partner	363,437
Total current liabilities	5,766,766

Long-term Debt	55,000,000

Partners’ Equity	13,223,341

$73,990,107

See Notes to Condensed Financial Statements

American Central Eastern Texas Gas Company,

Limited Partnership

Consolidated Statements of Income

Six Months Ended June 30, 2004 and 2003

	(Unaudited) June 30, 2004	(Unaudited) June 30, 2003

Revenues
Gas sales and gathering	$13,832,255	$8,009,056
Plant liquid sales	3,273,358	9,185,476
	17,105,613	17,194,532

Cost of Gas and Liquid Sales	2,431,944	6,969,436

Gross Profit	14,673,669	10,225,096

Operating Expenses
Cost of field operations	3,143,167	2,460,555
Depreciation and amortization	1,657,313	1,404,719
General and administrative	252,659	107,316
Management fee to general partner, net of amount capitalized	1,468,287	908,148
	6,521,427	4,880,738

Income from Operations	8,152,242	5,344,358

Other Income (Expense)
Interest expense	(925,069)	(19,754)
Loss on sale of assets	(136,806)	(15,517)
	(1,061,875)	(35,271)

Net Income	$7,090,367	$5,309,087

Net Income Per Partnership Unit	$6,541	$4,898

See Notes to Condensed Financial Statement

American Central Eastern Texas Gas Company,
Limited Partnership

Consolidated Statement of Changes in Partners’ Equity

Six Months Ended June 30, 2004

Partners’ Equity, December 31, 2003	$51,970,931

Net income	7,090,367
Distributions to partners	(19,421,442)
Purchase MCNIC and MTGC partnership interest	(26,416,515)

Partners’ Equity, June 30, 2004 (Unaudited)	$13,223,341

See Notes to Condensed Consolidated Financial Statements

American Central Eastern Texas Gas Company,
Limited Partnership

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2004 and 2003

	(Unaudited)	(Unaudited)
	June 30, 2004	June 30, 2003

Operating Activities
Net income	$7,090,367	$5,309,087
Items not requiring cash
Depreciation and amortization	1,657,313	1,404,719
Loss on sale of assets	136,806	15,517
Changes in
Accounts receivable, net	605,317	200,449
Other current assets	76,657	15,525
Accounts payable and accrued expenses	(2,826,327)	775,553
Net cash provided by operating activities	6,740,133	7,720,850

Investing Activities
Proceeds from the sale of assets	549,943	35,918
Purchase of property and equipment	(8,683,113)	(2,485,313)
Net cash used in investing activities	(8,133,170)	(2,449,395)

Financing Activities
Proceeds from long-term debt	55,000,000	2,015,000
Principal payments on long-term debt	(827,950)	(90,979)
Distributions to partners	(19,421,442)	(6,400,000)
Purchase MCNIC and MTGC partnership interest	(26,416,515)	—
Net cash provided by (used in) financing activities	8,334,093	(4,475,979)

Increase in Cash	6,941,056	795,476

Cash, Beginning of Period	2,113,833	1,310,753

Cash, End of Period	$9,054,889	$2,106,229

Supplemental Cash Flows Information
Purchases of property and equipment in accounts payable	$870,306	$71,101

See Notes to Condensed Consolidated Financial Statements

American Central Eastern Texas Gas Company, Limited Partnership

Notes to Consolidated Financial Statements

Six Months Ended June 30, 2004 and 2003

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements reflect all adjustments that are, in the opinion of the Partnership’s management, necessary to fairly present the financial position, results of operations and cash flows of the Partnership.  Those adjustments consist only of normal recurring adjustments.

Certain information and note disclosures normally included in the Partnership’s annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  These financial statements should be read in conjunction with the financial statements and notes thereto included in the Partnership’s annual financial statements.

The consolidated financial statements include the accounts of the Partnership and its wholly owned subsidiary, American Central Gas Gathering Company, LLC.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Results of Operations

The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year.

Earnings Per Partnership Unit

Earnings per partnership unit is computed based on the weighted average number of units outstanding during each year.  Earnings per unit is computed as follows:

	Unaudited	Unaudited
	June 30, 2004	June 30, 2003

Net income	$7,090,367	$5,309,087
Average partnership units outstanding	1,084	1,084

Earnings per partnership unit	$6,541	$4,898

Item 9.01 Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The following are the unaudited pro forma financial statements as of June 30, 2004, for the six months ended June 30, 2004 and for the year ended December 31, 2003.

The unaudited pro forma consolidated balance sheet as of June 30, 2004 reflects the following transactions as if such transactions occurred as of June 30, 2004:

•                                          the American Central Eastern Texas Gas Company, Limited Partnership acquisition (“American Central Eastern Texas acquisition”), which closed July 30, 2004, for consideration of $239.6 million, plus $0.4 million in estimated transaction costs,

•                                          borrowings of $200.8 million under the Partnership’s new credit facility to partially finance the American Central Eastern Texas acquisition, and

•                                          the Partnership’s private placement of 1,304,438 common units and a capital contribution from us, as general partner, to maintain our 2% general partner interest, the net proceeds from which were used to partially finance the American Central Eastern Texas acquisition.

The unaudited pro froma consolidated statements of operations for the six months ended June 30, 2004, and the year ended December 31, 2003, reflects the following transactions as if such transactions occurred as of January 1, 2003:

•                                          the American Central Eastern Texas acquisition, which closed July 30, 2004, for consideration of $239.6 million, plus $0.4 million in estimated transaction costs,

•                                          borrowings of $200.8 million under our new credit facility to partially finance the American Central Eastern Texas acquisition,

•                                          the Partnership’s private placement of 1,304,438 common units and a capital contribution from us, as general partner, to maintain our 2% general partner interest, the net proceeds from which were used to partially finance the American Central Eastern Texas acquisition,

•                                          the American Central Western Oklahoma Gas Company, L.L.C. acquisition (“American Central Western Oklahoma acquisition”), which closed December 1, 2003, for consideration of $37.9 million, plus $0.1 million in transaction costs,

•                                          the Michigan Crude Pipeline System acquisition (“Michigan Crude Pipeline acquisition”), which closed December 18, 2003, for consideration of $21.2 million, plus $0.1 million in transaction costs,

•                                          borrowings of $59.3 million under the Partnership’s credit facility to finance the American Central Western Oklahoma and Michigan Crude Pipeline acquisitions,

•                                          the Partnership’s public offering of 1,172,944 common units on January 13, 2004 at a public offering price of $39.90 per common unit and a capital contribution from us, as general partner, to maintain our 2% general partner interest, the net proceeds from which were used to repay indebtedness incurred in connection with the American Central Western Oklahoma and Michigan Crude Pipeline acquisitions,

•                                          the payment of underwriting fees and commission, and other fees and expenses associated with the January 2004 offering, of approximately $3.8 million,

•                                          the Pinnacle acquisition, which closed March 28, 2003, for consideration of $39.5 million, plus $0.4 million in transaction costs, and

•                                          the Partnership’s private placement in June 2003 of 375,000 common units and a capital contribution from us, as general partner, to maintain our 2% general partner interest, the net proceeds from which were used to repay indebtedness incurred in connection with the Pinnacle acquisition.

Adjustments for these transactions are presented in the notes to the unaudited pro forma financial statements. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements included in MarkWest Hydrocarbon’s previous filings with the Securities and Exchange Commission and the audited American Central Eastern Texas Gas Company, Limited Partnership financial statements included herein.

Information under the headings “Pinnacle” in the pro forma financial statement presentation are the results of operations of PNG Corporation and its subsidiaries which we refer to collectively as PNG.  Although Pinnacle represents most of PNG’s assets, liabilities and operations, we excluded from our acquisition certain liabilities and assets, and accordingly, we have made pro forma adjustments to the historical financial statements for PNG to exclude the impact of those liabilities and assets we did not acquire.  Most significantly, we did not assume any pre-merger tax liabilities or any liabilities associated with an existing lawsuit against PNG.  In addition, we did not acquire the property and contract rights associated with the Hobbs, New Mexico lateral pipeline, although we were providing certain operating services to the Hobbs pipeline operation.  Finally, the financial information presented under the heading “Pinnacle” in these unaudited proforma statements of operations represents PNG’s results of operations for the first three months of 2003.  The results of operations for Pinnacle for the period from March 28, 2003, the date we completed the Pinnacle acquisition, through June 30, 2004, are included in our historical results of operations.  We have made pro forma adjustments to eliminate the four days of results, March 28, 2003 through March 31, 2003, that are included in PNG’s historical results.

Similarly, the information presented under the headings “Eastern Texas”, “Western Oklahoma” and “Michigan Crude Pipeline” represent the results of operations of American Central Eastern Texas Gas Company, L.P., American Central Western Oklahoma Gas Company, L.L.C. and the Michigan Crude Oil Pipeline System, respectively, for the year ended December 31, 2003.  In these cases there were no material items other than working capital that we excluded from these acquisitions and, accordingly, we have not further adjusted the historical results of operations for Eastern Texas, Western Oklahoma or the Michigan Crude Oil Pipeline.  The results of operations for Western Oklahoma and Michigan Crude Oil Pipeline for the period from December 1, 2003 and December 18, 2003, the dates we completed the American Central Western Oklahoma acquisition and the Michigan Crude Pipeline acquisition, respectively, through June 30, 2004, are included in our historical results of operations.

In addition, while our historical consolidated balance sheet reflects our $12.2 million Lubbock pipeline acquisition in September 2003, our pro forma statements of operations present the effect of this acquisition since the date of acquisition. Similarly, our historical consolidated balance sheet also reflects our $2.3 million Hobbs Lateral acquisition in April 2004, while our pro forma statements of operations present the effect of this acquisition since the date of acquisition.  These acquisitions did not meet the applicable materiality thresholds that would require inclusion in these unaudited pro forma statements of operations.

The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of MarkWest Hydrocarbon, Inc.  The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.  However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above.  The unaudited pro forma financial statements do not purport to present our financial position or results of operations had the acquisitions or the other transactions actually been completed as of the dates indicated.  Moreover, the statements do not project our financial position or results of operations for any future date or period.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2004

(in thousands)

	MarkWest Hydrocarbon, Inc.	Eastern Texas	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$33,777	$9,055	$(9,055	)(A)	$30,226
			(45,057	)(B)
			(3,551	)(C)
			45,003	(E)
			(864	)(E)
			918	(E)
Restricted cash	2,500	—			2,500
Marketable securities	13,809	—			13,809
Receivables, net	28,300	6,313	(6,313	)(A)	30,401
			2,101	(B)
Inventories	9,112	—			9,112
Prepaid replacement natural gas	264	—			264
Deferred income taxes	178	—	385	(F)	563
Other assets	415	91	(91	)(A)	415
Total current assets	88,355	15,459	(16,524)		87,290
Property, plant and equipment, net	189,900	58,114	18,519	(B)	266,533
Customer contracts, net	—	—	163,343	(B)	163,343
Deferred financing costs, net	3,178	—	7,188	(C)	9,470
			(896	)(D)
Investment in and advances to equity investee	232	—			232
Notes receivable from officers	207	—			207
Other assets	42	417	(417	)(A)	42
Total assets	$281,914	$73,990	$171,213		$527,117
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$31,237	$5,403	$(5,403	)(A)	$31,237
Payables to affiliate	—	364	(364	)(A)	—
Accrued liabilities	16,863	—			16,863
Risk management liabilities	748	—			748
Current portion of long-term debt	86,200	—	197,020	(B)	287,000
			3,780	(C)
Total current liabilities	135,048	5,767	195,033		335,848
Deferred income taxes	5,105	—			5,105
Long-term debt	—	55,000	(55,000	)(A)	—
Risk management liability	397	—			397
Other liabilities	501	—			501
Non-controlling interest in consolidated subsidiary	94,140	—	(143	)(C)	138,543
			(896	)(D)
			45,003	(E)
			(864	)(E)
			918	(E)
			385	(F)
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—			—
Common stock/partner’s equity	98	13,223	(13,223	)(A)	98
Additional paid-in capital	52,259	—			52,259
Retained earnings	(3,782)	—			(3,782)
Accumulated other comprehensive loss net of tax	(1,395)	—			(1,395)
Treasury stock	(457)	—			(457)
Total stockholders’ equity	46,723	13,223	(13,223)		46,723
Total liabilities and stockholders’ equity	$281,914	$73,990	$171,213		$527,117

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Six Months Ended June 30, 2004

(in thousands, except per unit data)

	MarkWest Hydrocarbon, Inc.	Eastern Texas	Pro Forma Adjustments		Pro Forma

Revenue	$181,484	$17,105	$—		$198,589
Operating expenses:
Purchased product costs	150,587	2,432			153,019
Facility expenses	11,866	3,143			15,009
Selling, general and administrative	8,746	253			8,999
Depreciation and amortization	7,410	1,657	4,041	(G)	13,108
Management fee to general partner, net of amount capitalized	—	1,468			1,468
Total operating expenses	178,609	8,953	4,041		191,603

Income (loss) from operations	2,875	8,152	(4,041)		6,986

Other income (expense):
Interest expense, net	(2,450)	(925)	(3,115	)(H)	(6,490)
Non-controlling interest in net income of consolidated subsidiary	(4,242)	—			(4,242)
Other income (expense)	32	(137)			(105)
Total other expense	(6,660)	(1,062)	(3,115)		(10,837)

Income (loss) before income taxes	(3,785)	7,090	(7,156)		(3,851)

Provision (benefit) for income taxes	(1,372)	—	(24	)(F)	(1,396)

Net income (loss)	$(2,413)	$7,090	$(7,132)		$(2,455)

Net loss per share:
Basic	$(0.25)				$(0.25)
Diluted	$(0.25)				$(0.25)

Weighted average number of outstanding shares of common stock:
Basic	9,662				9,662
Diluted	9,662				9,662

The accompanying notes are an integral part of these unaudited proforma consolidated financial statements.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2003

(in thousands, except per unit data)

	MarkWest Hydrocarbon, Inc.	Pinnacle	Western Oklahoma	Michigan Crude Pipeline	Eastern Texas	Pro Forma Adjustments		Offering Adjustments		Pro Forma As Adjusted

Revenues	$207,651	$18,614	$37,016	$4,229	$33,288	$(51	)(I)	$—		$299,920
						(827	)(J)
Operating expenses:
Purchased product costs	187,544	15,305	30,203	—	12,358	(680	)(J)			244,730
Facility expenses	19,977	885	2,677	1,790	5,095	(9	)(I)			30,376
						(39	)(J)
Selling, general and administrative expenses	14,465	336	135	937	122	(12	)(J)			15,983
Depreciation and amortization	8,333	1,031	2,154	599	2,942	8,454	(G)			23,636
						(52	)(I)
						(46	)(J)
						221	(K)
Management fee	—	—	1,713	—	1,816					3,529

Impairment	1,148	—	—	—	—					1,148
Total operating expenses	231,467	17,557	36,882	3,326	22,333	7,837		—		319,402

Income (loss) from operations	(23,816)	1,057	134	903	10,955	(8,715)		—		(19,482)

Other income (expense):
Interest income (expense), net	(6,345)	(269)	10	—	12	(15,073	)(H)	409	(M)	(23,332)
						(3,786	)(L)	1,710	(N)
Gain on sale of non-operating assets to related parties	382	—	—	—	—					382
Gain on sale of non-operating assets to related parties	(3,236)	—	—	—	—					(3,236)
Other income (expense)	(92)	18	—	—	(272)					(346)
Total other income (expense)	(9,291)	(251)	10	—	(260)	(18,859)		2,119		(26,532)

Income (loss) before income taxes	(33,107)	806	144	903	10,695	(27,574)		2,119		(46,014)

Provision (benefit) for income taxes	(12,209)	294	—	—	—	(5,858	)(F)	784	(F)	(16,989)

Net income (loss)	$(20,898)	$512	$144	$903	$10,695	$(21,716)		$1,335		$(29,025)

Net loss per share:
Basic	$(2.23)									$(3.09)
Diluted	$(2.23)									$(3.09)

Weighted average number of outstanding shares of common stock:
Basic	9,389									9,389
Diluted	9,389									9,389

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MARKWEST HYDROCARBON, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro Forma Adjustments

Unaudited Pro Forma Balance Sheet:

(A)                              Reflects the elimination of the American Central Eastern Texas assets, liabilities and equity that we did not acquire.

(B)                                Reflects the acquisition and the related financing (cash consideration and estimated direct acquisition costs were financed by borrowings under our credit facility and from proceeds from a private equity placement) of the American Central Eastern Texas assets.  The consideration paid, the purchase price allocation and funding source for the acquisition were as follows (in thousands):

Acquisition costs:
Cash consideration	$239,580
Direct acquisition costs	396
Total	$239,976

Allocation of acquisition costs(1):
Identifiable intangible assets	$163,343
Property, plant and equipment	76,633
Net assets purchased	$239,976

Funding sources:
Borrowings under the credit facility	$197,020
Proceeds from private equity placement and general partner contribution, net (See note E)	45,057
Receivable from seller (2)	(2,101)
Total	$239,976

(1)                                  This acquisition was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.  The purchase price allocation is based on the fair values of the assets acquired, including the fair values of identifiable intangibles as of July 30, 2004, the date that the acquisition was consummated.  The pro forma allocation of the purchase price is preliminary and subject to audit.

(2)                                  Under the Asset Purchase and Sale Agreement, the Partnership, as the buyer, is entitled to operating income and expenses related to the first day of the month of closing through the closing date.  As the acquisition closed on July 30, 2004, the operating activity related to July 2004 is an adjustment to the purchase price and recorded as a receivable from the Seller.

(C)                                Reflects the payment of $7.2 million capitalized as deferred financing costs and approximately $0.2 million recorded as interest expense related to the Partnership’s debt refinancing for the American Central Eastern Texas acquisition ($3.6 million paid out of existing cash and $3.8 million borrowed under the Partnership’s credit facility).

(D)                               Relates to unamortized deferred financing costs written off to interest expense as a result of the debt refinancing for the American Central Eastern Texas acquisition.

(E)                                 Reflects the gross proceeds of $45.0 million from the issuance and sale of 1,304,438 common units at a private placement price of $34.50 per common unit, net of estimated offering expenses of $0.9 million, and the contribution of $0.9 million from us, as general partner, in order to maintain our 2% general partner interest.

Unaudited Pro Forma Statement of Operations:

(F)                                 The income tax provision (benefit) generated from the aggregate effects of the American Central Eastern Texas results of operations and the associated pro forma adjustments.

(G)                                Reflects the pro forma adjustment to American Central Eastern Texas depreciation expense, as follows:

	Six Months Ended June 30, 2004	Year Ended December 31, 2003
	(in thousands)
Eliminate historical depreciation expense	$(1,657)	$(2,942)
Pro forma depreciation expense(1)	5,698	11,396
Pro forma adjustment to depreciation expense	$4,041	$8,454

(1)                                  Pro forma depreciation is based on the lesser of the term of the associated long-term contract or estimated reserves supporting our asset or the asset’s useful life, which is twenty years for property and equipment.

(H)                               The pro forma adjustment to American Central Eastern Texas interest expense for the periods presented is calculated as follows:

	Six Months Ended June 30, 2004	Year Ended December 31, 2003
	(in thousands)
Eliminate Eastern Texas interest expense	$925	$12
Partnership new bank debt ($200.8 million in additional principal) at assumed rates of 3.22% and 4.09%, respectively(1)(2)	(3,198)	(8,122)
Amortization of deferred financing costs	(842)	(6,820)
Debt refinancing interest expense	—	(143)
Pro forma increase to interest expense from the acquisition	$(3,115)	$(15,073)

(1)          The Partnership incurred bank debt of $200.8 million in connection with the Eastern Texas acquisition.  The assumed rates of 3.22% and 4.09% for the periods ended June 30, 2004 and December 31, 2003, respectively, reflect the weighted average interest rates for those periods.

(2)          The effects of fluctuations of 0.125% and 0.25% in annual interest rates under the Partnership’s credit facility on pro forma interest expense would have been approximately $178,000 and $356,000, respectively, for the six months ended June 30, 2004.  The effects of fluctuations of 0.125% and 0.25% in annual interest rates under the Partnership’s credit facility on pro forma interest expense would have been approximately $406,000 and $812,000, respectively, for the twelve months ended December 31, 2003.

(I)                                    This entry eliminates the operating results of the Hobbs, New Mexico lateral pipeline that was not acquired as part of the Pinnacle acquisition.

(J)                                   MarkWest Energy Partners acquired Pinnacle on March 28, 2003.  This entry eliminates the four days of Pinnacle results (March 28 through March 31, 2003) included in MarkWest Energy Partners’ results for the twelve months ended December 31, 2003.

(K)                               Reflects the pro forma adjustment to Western Oklahoma and Michigan Crude Pipeline depreciation expense for the year ended December 31, 2003, as follows:

	Western Oklahoma	Michigan Crude Pipeline	Total
		(in thousands)
Eliminate historical depreciation expense	$(2,154)	$(599)	$(2,753)
Pro forma depreciation expense(1)	1,900	1,074	2,974
Pro forma adjustment to depreciation expense	$(254)	$475	$221

(1)                                  Pro forma depreciation is based on the lesser of the term of the associated long-term contract or estimated reserves supporting our asset or the asset’s useful life, which is twenty years for property and equipment.

(L)                                       Reflects pro forma adjustment to interest expense for the 2003 acquisitions as calculated below (in thousands):

Year Ended December 31, 2003

Eliminate Pinnacle interest expense	$269
Partnership bank debt ($99.2 million in additional principal) at assumed rate of 4.09%(1)	(4,055)
Pro forma increase to interest expense from the acquisition	$(3,786)

(1)                                  The Partnership incurred bank debt of $39.5 million in connection with the Pinnacle acquisition, $37.9 million in connection with the American Central Western Oklahoma acquisition and $21.2 million in connection with the Michigan Crude Pipeline acquisition, plus $0.6 million to pay aggregate transaction costs related to these three acquisitions.  The assumed rate of 4.09% for the period ended December 31, 2003, reflects the weighted average interest rate for that period.

(M)                                  The pro forma adjustment to interest expense from the June 2003 offering to pay off debt issued for the Pinnacle acquisition is calculated as follows (in thousands):

Year Ended December 31, 2003

Partnership bank debt ($10.0 million in reduced principal) at assumed rate of 4.09%(1)	$409
Pro forma decrease to interest expense	$409

(1)                                  The effects of fluctuations of 0.125% and 0.25% in annual interest rates under the Partnership’s credit facility on pro forma interest expense would have been approximately $13,000 and $25,000, respectively, for the twelve months ended December 31, 2003.  The assumed rate of 4.09% for the period ended December 31, 2003, reflects the weighted average interest rate for that period.

(N)                                     The pro forma adjustment to interest expense from the January 2004 offering to pay off debt issued for the American Central Western Oklahoma and Michigan Crude Pipeline acquisitions is calculated as follows (in thousands):

Year Ended December 31, 2003

Partnership bank debt ($41.8 million in reduced principal) at assumed rate of 4.09%(1)	$1,710
Pro forma decrease to interest expense	$1,710

(1)                                  The effects of fluctuations of 0.125% and 0.25% in annual interest rates under the Partnership’s credit facility on pro forma interest expense would have been approximately $52,000 and $105,000, respectively, for the twelve months ended December 31, 2003.  The assumed rate of 4.09% for the period ended December 31, 2003, reflects the weighted average interest rate for that period.

Subsequent Event:

In July 2004, the Partnership sold 1,304,438 common units through a private placement, reducing MarkWest Hydrocarbon’s ownership interest in the Partnership from 35% to 29%.  As a result, MarkWest Hydrocarbon has determined that consolidation of the Partnership is no longer appropriate.  However, as the event that triggered the deconsolidation happened in July 2004, the unaudited pro forma financial statements as of June 30, 2004, for the six months ended June 30, 2004 and for the year ended December 31, 2003 reflect the consolidation of the Partnership.  Henceforth, the investment in the Partnership will be accounted for using the equity method.

(c)  Exhibits.

Exhibit No.	Description of Exhibit

2.1

Asset Purchase and Sale Agreement and Addendum, thereto, dated as of July 1, 2004 by and between American Central Eastern Texas Gas Company Limited Partnership, ACGC Gathering Company, L.L.C. and MarkWest Energy East Texas Gas Company L.P.

4.1

Unit Purchase Agreement dated as of July 29, 2004 among MarkWest Energy Partners, L.P., and MarkWest Energy GP, L.L.C. and each of Kayne Anderson Energy Fund II, L.P., Kayne Anderson Capital Income Partners, L.P., Kayne Anderson MLP Fund, L.P., Kayne Anderson Capital Income Fund, LTD., Kayne Anderson Income Partners, L.P., HFR RV Performance Master Trust, Tortoise Energy Infrastructure Corporation and Energy Income and Growth Fund, as Purchasers.

4.2

The Registration Rights Agreement dated as of July 29, 2004 among MarkWest Energy Partners, L.P., and MarkWest Energy GP, L.L.C. and each of Kayne Anderson Energy Fund II, L.P., Kayne Anderson Capital Income Partners, L.P., Kayne Anderson MLP Fund, L.P., Kayne Anderson Capital Income Fund, LTD., Kayne Anderson Income Partners, L.P., HFR RV Performance Master Trust, Tortoise Energy Infrastructure Corporation and Energy Income and Growth Fund, as Purchasers.

23.1	Consent of BKD, LLP.

99.1

Second Amended and Restated Credit Agreement dated as of July 30, 2004 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Fortis Capital Corp., as Syndication Agent, Bank One, NA, as Documentation Agent and Societe Generale, as Documentation Agent to the $315,000,000 Senior Credit Facility.

99.2

First Amendment to the Second Amended and Restated Credit Agreement dated as of August 20, 2004, among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Fortis Capital Corp., as Syndication Agent, Bank One, NA, as Documentation Agent and Societe Generale, as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: October 12, 2004	By:	/s/ JAMES G. IVEY
James G. Ivey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Asset Purchase and Sale Agreement and Addendum, thereto, dated as of July 1, 2004 by and between American Central Eastern Texas Gas Company Limited Partnership, ACGC Gathering Company, L.L.C. and MarkWest Energy East Texas Gas Company L.P.

4.1

Unit Purchase Agreement dated as of July 29, 2004 among MarkWest Energy Partners, L.P., and MarkWest Energy GP, L.L.C. and each of Kayne Anderson Energy Fund II, L.P., Kayne Anderson Capital Income Partners, L.P., Kayne Anderson MLP Fund, L.P., Kayne Anderson Capital Income Fund, LTD., Kayne Anderson Income Partners, L.P., HFR RV Performance Master Trust, Tortoise Energy Infrastructure Corporation and Energy Income and Growth Fund, as Purchasers.

4.2

The Registration Rights Agreement dated as of July 29, 2004 among MarkWest Energy Partners, L.P., and MarkWest Energy GP, L.L.C. and each of Kayne Anderson Energy Fund II, L.P., Kayne Anderson Capital Income Partners, L.P., Kayne Anderson MLP Fund, L.P., Kayne Anderson Capital Income Fund, LTD., Kayne Anderson Income Partners, L.P., HFR RV Performance Master Trust, Tortoise Energy Infrastructure Corporation and Energy Income and Growth Fund, as Purchasers.

23.1	Consent of BKD, LLP.

99.1

Second Amended and Restated Credit Agreement dated as of July 30, 2004 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Fortis Capital Corp., as Syndication Agent, Bank One, NA, as Documentation Agent and Societe Generale, as Documentation Agent to the $315,000,000 Senior Credit Facility.

99.2

First Amendment to the Second Amended and Restated Credit Agreement dated as of August 20, 2004, among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Fortis Capital Corp., as Syndication Agent, Bank One, NA, as Documentation Agent and Societe Generale, as Documentation Agent.